Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT REPORTS FOURTH QUARTER 2018 RESULTS
Strong Net Rooms Growth of 13.6% in 2018 Including Two Roads Acquisition
26.7% Increase in Cash Dividend

CHICAGO (February 13, 2019) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported fourth quarter 2018 financial results. Net income attributable to Hyatt was $44 million, or $0.40 per diluted share, in the fourth quarter of 2018, compared to $213 million, or $1.75 per diluted share, in the fourth quarter of 2017. Net income in the fourth quarter of 2017 included a $217 million gain from the sale of Avendra, LLC, an equity method investment, and $58 million of incremental tax expense attributable to recent U.S. tax reform. Adjusted net income attributable to Hyatt was $69 million, or $0.62 per diluted share, in the fourth quarter of 2018, compared to $6 million, or $0.06 per diluted share, in the fourth quarter of 2017. Refer to the table on page 4 of the schedules for a summary of special items impacting Adjusted net income and Adjusted earnings per share in the three months ended December 31, 2018.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "We had a very strong 2018 driven by another year of double-digit growth in management and franchising fees, nearly offsetting the earnings decline in our owned & leased segment, resulting from over $1.0 billion of asset sales. We successfully closed the acquisition of Two Roads Hospitality LLC, adding five new compelling brands into the Hyatt portfolio and significant future growth opportunities."

Fourth quarter 2018 financial results as compared to fourth quarter 2017 are as follows:

•	Net income decreased 79.2% to $44 million.

•	Adjusted EBITDA increased 5.0% to $182 million, up 6.8% in constant currency.

•	Comparable system-wide RevPAR increased 1.5%, including an increase of 3.0% at comparable owned and leased hotels.

•	Comparable U.S. hotel RevPAR increased 0.9%; full service and select service hotel RevPAR increased 2.6% and decreased 3.0%, respectively.

•	Comparable owned and leased hotels operating margin increased 240 basis points to 25.1%.

•	Adjusted EBITDA margin increased 280 basis points to 28.7% in constant currency.

Fiscal year 2018 financial results as compared to fiscal year 2017 are as follows:

•	Net income increased 97.5% to $769 million.

•	Adjusted EBITDA decreased 1.9% to $777 million, down 1.7% in constant currency, reflecting significant transaction activity.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the definitions of the non-GAAP measures presented beginning on page 8 and non-GAAP reconciliations included in the schedules.

•	Comparable system-wide RevPAR increased 3.1%, including an increase of 3.6% at comparable owned and leased hotels.

•	Comparable U.S. hotel RevPAR increased 2.0%; full service and select service hotel RevPAR increased 2.8% and 0.2%, respectively.

•	Comparable owned and leased hotels operating margin increased 140 basis points to 24.1%.

•	Adjusted EBITDA margin increased 190 basis points to 30.9% in constant currency.

•	Net rooms growth was 13.6% in 2018, compared to growth of 7.0% in 2017. Excluding the acquisition of Two Roads Hospitality LLC ("Two Roads"), net rooms growth was 7.2%.

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As of December 31, 2018, the Company's pipeline consisted of approximately 445 hotels, or approximately 89,000 rooms. This compared to approximately 330 hotels or approximately 70,000 rooms as of December 31, 2017.

•	The Company repurchased 12,723,895 shares of common stock for $966 million in 2018, compared to 12,186,308 shares for $723 million in 2017.

Mr. Hoplamazian continued, "We believe we are well-positioned to continue to execute our long-term shift to an asset-lighter business model. This is supported by a significant increase in our pipeline, which now stands at approximately 89,000 rooms, equivalent to more than 42% of our system, and our sustained net rooms growth of 7% or better."

Fourth quarter of 2018 financial results as compared to the fourth quarter of 2017 are as follows:

Owned and Leased Hotels Segment
Total owned and leased hotels segment Adjusted EBITDA decreased 2.2% (1.2% in constant currency) including a 4.6% decrease (0.2% in constant currency) in pro rata share of unconsolidated hospitality ventures Adjusted EBITDA. The decrease in total segment Adjusted EBITDA was primarily driven by transaction activity. Refer to the table on page 20 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to fourth quarter owned and leased hotels segment Adjusted EBITDA. Owned and leased hotels segment revenues decreased 10.9% (10.2% in constant currency).
RevPAR for comparable owned and leased hotels increased 3.0%. Occupancy increased 100 basis points and ADR increased 1.7%.

Management, Franchise and Other Fees
Total fee revenues increased 10.3% (12.0% in constant currency) to $145 million. Base management fees increased 11.7% to $58 million and incentive management fees increased 6.6% to $43 million, driven by new system-wide hotels and hotel conversions from owned to managed in the Americas management and franchising segment. Franchise fees increased 7.8% to $31 million. Other fee revenues increased 24.1% to $13 million. The fee contribution from the Two Roads acquisition was immaterial to the quarter's results.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the definitions of the non-GAAP measures presented beginning on page 8 and non-GAAP reconciliations included in the schedules.

Americas Management and Franchising Segment
Americas management and franchising segment Adjusted EBITDA increased 11.6% (12.3% in constant currency). RevPAR for comparable Americas full service hotels increased 3.4%; occupancy increased 40 basis points and ADR increased 2.9%. RevPAR for comparable Americas select service hotels decreased 3.7%; occupancy decreased 230 basis points and ADR decreased 0.6%. Revenue from management, franchise and other fees increased 8.9% (9.5% in constant currency).
Group rooms revenue at comparable U.S. full service hotels increased 2.7%; room nights increased 1.3% and ADR increased 1.4%. Transient rooms revenue at comparable U.S. full service hotels increased 1.2%; room nights decreased 2.0% and ADR increased 3.2%.
Americas net rooms increased 13.0% compared to the fourth quarter of 2017, or 5.3% excluding Two Roads.

Southeast Asia, Greater China, Australia, South Korea, Japan and Micronesia (ASPAC) Management and Franchising Segment
ASPAC management and franchising segment Adjusted EBITDA increased 1.7% (5.2% in constant currency). RevPAR for comparable ASPAC full service hotels increased 2.1%, driven by growth in Southeast Asia, Japan and Hong Kong. Occupancy increased 120 basis points and ADR increased 0.5%. Revenue from management, franchise and other fees increased 10.6% (13.4% in constant currency).
ASPAC net rooms increased 18.4% compared to the fourth quarter of 2017, or 13.2% excluding Two Roads.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management and Franchising Segment
EAME/SW Asia management and franchising segment Adjusted EBITDA increased 8.8% (15.0% in constant currency). RevPAR for comparable EAME/SW Asia full service hotels increased 2.7%, driven by growth in most European markets and partially offset by weak performance in the Middle East. Occupancy increased 220 basis points and ADR decreased 0.5%. Revenue from management, franchise and other fees increased 5.9% (10.3% in constant currency).
EAME/SW Asia net rooms increased 10.3% compared to the fourth quarter of 2017, or 9.0% excluding Two Roads.

Corporate and Other
Corporate and other Adjusted EBITDA increased 3.9% (consistent in constant currency).

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses decreased 40.2%. Adjusted selling, general, and administrative expenses decreased 5.4%, primarily due to marketing initiatives completed during 2017, including master brand marketing. The decrease was partially offset by $6 million of selling, general, and administrative expenses, related to the Two Roads acquisition including $4 million of integration costs. Refer to the table on page 11 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the definitions of the non-GAAP measures presented beginning on page 8 and non-GAAP reconciliations included in the schedules.

OPENINGS AND FUTURE EXPANSION
The Company's net rooms were 13.6% higher in the fourth quarter of 2018, compared to the fourth quarter of 2017. Excluding the impact of the Two Roads acquisition, net rooms were 7.2% higher in the fourth quarter of 2018 compared to the fourth quarter of 2017. During the 2018 fiscal year, the Company opened 63 hotels excluding the Two Roads acquisition, representing 14,962 rooms.
As of December 31, 2018, the Company had executed management or franchise contracts for approximately 445 hotels (approximately 89,000 rooms), compared to the expectation for 340 hotels and 73,000 rooms as of September 30, 2018, and compared to approximately 330 hotels (approximately 70,000 rooms) at December 31, 2017. The pipeline of executed contracts includes approximately 35 hotels and approximately 5,000 rooms represented by the five brands acquired in the Two Roads acquisition.
The pipeline of executed contracts represents important potential expansion into several new markets or markets in which Hyatt is under-represented. Refer to the table on page 19 of the schedules for a breakdown of the pipeline.

ACQUISITION OF TWO ROADS HOSPITALITY LLC
In November 2018, the Company completed the acquisition of Two Roads for a purchase price of $405 million. The transaction also includes potential additional consideration of up to $96 million if the sellers complete specific actions with respect to certain of the acquired management agreements within 120 days from the date of acquisition and up to $8 million in the event of the execution of certain potential new management agreements related to the development of certain potential new deals previously identified and generated by the sellers or affiliates of the sellers within one year of the closing of the transaction.
As of December 31, 2018, the acquisition of Two Roads added 65 hotel properties or approximately 12,000 rooms, along with 10 condominium ownership properties comprising approximately 1,500 units, to our portfolio, a pipeline of approximately 5,000 rooms, and the addition of five new brands. The condominium ownership properties operate under the Destination Residential Management business.

SHARE REPURCHASE/DIVIDEND
As part of the Company's commitment to return meaningful capital to shareholders, the Company is increasing its quarterly cash dividend by 26.7% to $0.19 per share from $0.15 per share, representing an annualized dividend of $0.76 per share. The first quarter dividend will be payable on March 11, 2019 to Class A and Class B shareholders on record as of February 27, 2019.
During the 2018 fiscal year, the Company repurchased a record $966 million of shares, consisting of 12,723,895 shares of common stock (10,293,241 Class A shares and 2,430,654 Class B shares). During the fourth quarter of 2018, the Company repurchased 4,163,883 shares of common stock (4,160,229 Class A shares and 3,654 Class B shares) for an aggregate purchase price of $292 million. The Company ended the fourth quarter with 39,507,817 Class A and 67,115,828 Class B shares issued and outstanding.
From January 1 through February 8, 2019, the Company repurchased 797,415 shares of Class A common stock for an aggregate purchase price of $54 million. As of February 8, 2019, the Company had approximately $614 million remaining under its share repurchase authorization.

CAPITAL STRATEGY
The Company remains on track to successfully execute plans to sell approximately $1.5 billion of real estate by the end of 2020 as part of its capital strategy. To date, the Company has sold approximately $1.1 billion of real estate under the program.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the definitions of the non-GAAP measures presented beginning on page 8 and non-GAAP reconciliations included in the schedules.

BALANCE SHEET / OTHER ITEMS
As of December 31, 2018, the Company reported the following:

•	Total debt of $1.6 billion.

•	Pro rata share of unconsolidated hospitality venture debt of $528 million, substantially all of which is non-recourse to Hyatt and a portion of which Hyatt guarantees pursuant to separate agreements.

•	Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $570 million, short-term investments of $116 million and restricted cash of $33 million.

•	Undrawn borrowing availability of $1.5 billion under its revolving credit facility.

2019 OUTLOOK
The Company is providing the following information for the 2019 fiscal year:

•	Net income is expected to be approximately $109 million to $147 million.

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Adjusted EBITDA is expected to be approximately $780 million to $800 million. These estimates include an unfavorable impact from foreign currency of approximately $7 million (low end of the forecast) to $2 million (high end of the forecast). Refer to the table on page 3 of the schedules for a reconciliation of Net Income to Adjusted EBITDA.

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Adjusted EBITDA contribution from the Two Roads acquisition prior to non-recurring integration-related costs is estimated to be approximately $20 million to $25 million. After including integration costs, the net contribution to 2019 Adjusted EBITDA is expected to be flat to $5 million.

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Adjusted selling, general, and administrative expenses are expected to be approximately $345 million. This includes Hyatt selling, general, and administrative expenses of approximately $305 million, as well as selling, general, and administrative expenses associated with the acquisition of Two Roads, of which $20 million to $25 million is related to one-time integration costs in 2019. This excludes approximately $35 million of stock-based compensation expense and any potential impact related to benefit programs funded through rabbi trusts.

•	Capital expenditures are expected to be approximately $375 million.

•	Depreciation and amortization expense is expected to be approximately $347 million to $352 million.

•	Interest expense is expected to be approximately $78 million to $79 million.

•	Other income (loss), net is expected to be negatively impacted by approximately $40 million to $50 million related to performance guarantee expense for the four managed hotels in France.

•	The effective tax rate is expected to be approximately 28% to 30%.

•	The Company expects to grow units, on a net rooms basis, by approximately 7.0% to 7.5%, reflecting over 80 new hotel openings.

•	The Company expects to return approximately $300 million to shareholders through a combination of cash dividends on its common stock and share repurchases.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the definitions of the non-GAAP measures presented beginning on page 8 and non-GAAP reconciliations included in the schedules.

The company is reaffirming the following information for the 2019 fiscal year:

•	Comparable system-wide RevPAR is expected to increase approximately 1% to 3%, as compared to fiscal year 2018.

No disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the 2019 Outlook. The Company's 2019 Outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that Hyatt will achieve these results.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the definitions of the non-GAAP measures presented beginning on page 8 and non-GAAP reconciliations included in the schedules.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call tomorrow, February 14, 2019, at 10:30 a.m. CT. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investors.hyatt.com, or by dialing 647.689.4468 or (toll free) 833.238.7946, passcode #9573586, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:30 p.m. CT on February 14, 2019 through February 15, 2019 at midnight by dialing 416.621.4642, passcode #9573586. An archive of the webcast will be available on the Company's website for 90 days.

AVAILABILITY OF INFORMATION ON HYATT'S WEBSITE
Investors and others should note that Hyatt routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Hyatt Investor Relations website. While not all of the information that the Company posts to the Hyatt Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Hyatt to review the information that it shares at the Investor Relations link located at the bottom of the page on hyatt.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Investor Resources" section of Hyatt's website at investors.hyatt.com.

DEFINITIONS
Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) and EBITDA
We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated hospitality ventures Adjusted EBITDA based on its ownership percentage of each venture, adjusted to exclude the following items:

•	interest expense;

•	provision for income taxes;

•	depreciation and amortization;

•	amortization of management and franchise agreement assets constituting payments to customers (Contra revenue);

•	revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;

•	costs incurred on behalf of managed and franchised properties;

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	stock-based compensation expense;

•	gains (losses) on sales of real estate;

•	asset impairments; and

•	other income (loss), net

Effective January 1, 2018, we made two modifications to our definition of Adjusted EBITDA with the implementation of ASU 2014-09 Revenue from Contracts with Customers. Our definition has been updated to exclude Contra revenue which was previously recognized as amortization expense. As this is strictly a matter of financial presentation, we have excluded Contra revenue in order to be consistent with our prior treatment and to reflect the way in which we manage our business. We have also excluded revenues for the reimbursement of costs incurred on behalf of managed and franchised properties and costs incurred on behalf of managed and franchised properties. These revenues and costs previously netted to zero within Adjusted EBITDA. Under ASU 2014-09, the recognition of certain revenue differs from the recognition of related costs, creating timing differences that would otherwise impact Adjusted EBITDA. We have not changed our management of these revenues or expenses, nor do we consider these timing differences to be reflective of our core operations. These changes reflect how our management evaluates each segment's performance and also facilitate comparison with our competitors. We have applied this change to 2017 historical results to allow for comparability between the periods presented.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA. Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both. We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions.

Adjusted EBITDA and EBITDA are not substitutes for net income attributable to Hyatt Hotels Corporation, net income, or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.

Adjusted EBITDA Margin
We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues excluding Contra revenue and revenues for the reimbursement of costs incurred on behalf of managed and franchised properties ("Adjusted revenues"). We believe Adjusted EBITDA margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Adjusted Net Income
Adjusted net income, as we define it, is a non-GAAP measure. We define Adjusted net income as net income attributable to Hyatt Hotels Corporation excluding special items, which are those items deemed not to be reflective of ongoing operations. We consider Adjusted net income to be an indicator of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations.

Adjusted net income is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted net income. Although we believe that Adjusted net income can make an evaluation of our operating performance more consistent because it removes special items that are deemed not to be reflective of ongoing operations, other companies in our industry may define Adjusted net income differently than we do. As a result, it may be difficult to use Adjusted net income or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted net income should not be considered as a measure of the income generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted net income supplementally.

Adjusted Selling, General, and Administrative (SG&A) Expenses
Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted selling, general, and administrative expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense.  Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Comparable Owned and Leased Hotels Operating Margin
We define comparable owned and leased hotels operating margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our condensed consolidated statements of income. Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income. We believe comparable owned and leased hotels operating margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties that we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.

Constant Dollar Currency
We report the results of our operations both on an as reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period's exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate (ADR) and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry. RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, occupancy, ADR and growth trends, market share, the number of properties we expect to open in the future, the amount by which the Company intends to reduce its real estate asset base and the anticipated timeframe for such asset dispositions, our expected adjusted SG&A expense, our estimated comparable system-wide RevPAR growth, our estimated Adjusted EBITDA growth, maintenance and enhancement to existing properties capital expenditures, investments in new properties capital expenditures, depreciation and amortization expense and interest expense estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate ("ADR"); limited visibility with respect to future bookings; loss of key personnel; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans and common stock repurchase program and other forms of shareholder capital return, including the risk that our common stock repurchase program could increase volatility and fail to enhance shareholder value; our intention to pay a quarterly cash dividend and the amounts thereof, if any; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions, and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law;  the impact of changes in the tax code as a result of the Tax Cuts and Jobs Act of 2017 and uncertainty as to how some of those changes may be applied; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a portfolio of 19 premier brands. As of December 31, 2018, the Company's portfolio included more than 850 properties in 60 countries across six continents. The Company's purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top colleagues, build relationships with guests and create value for shareholders. The Company's subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences, vacation ownership properties, and fitness and spa locations, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Hyatt House®, Hyatt Place®, Joie de Vivre®, tommie™, Hyatt Residence Club® and Exhale® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Consolidated Statements of Income
2.	Reconciliation of Non-GAAP Measure: Reconciliation of Net Income Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
3.	Reconciliation of Non-GAAP Measure: Reconciliation of Net Income Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA Forecast
4.
Reconciliation of Non-GAAP Measure: Earnings per Diluted Share and Net Income Attributable to Hyatt Hotels Corporation, to Earnings per Diluted Share, Adjusted for Special Items and Adjusted Net Income Attributable to Hyatt Hotels Corporation - Three Months Ended December 31, 2018 and December 31, 2017

5. - 6.
Reconciliation of Non-GAAP Measure: Earnings per Diluted Share and Net Income Attributable to Hyatt Hotels Corporation, to Earnings per Diluted Share, Adjusted for Special Items and Adjusted Net Income Attributable to Hyatt Hotels Corporation - Year Ended December 31, 2018 and December 31, 2017

7.	Segment Financial Summary
8.	Hotel Chain Statistics - Comparable Locations
9.	Hotel Brand Statistics - Comparable Locations
10.	Fee Summary
11.	Reconciliation of Non-GAAP Measure: SG&A Expenses to Adjusted SG&A Expenses
12.	Reconciliation of Non-GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
13.	Net Gains (Losses) and Interest Income from Marketable Securities Held to Fund Rabbi Trusts
14.	Capital Expenditures Summary
15. - 16.	Properties and Rooms by Geography
17.	Properties and Rooms by Brand
18.	Owned and Leased Hotels Mix by Market and Brand
19.	Pipeline Approximate Mix
20. - 23.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA - Three and Twelve Months Ended December 31, 2018

Percentages on the following schedules may not recompute due to rounding. Not meaningful percentage changes are presented as "NM".

Hyatt Hotels Corporation
Consolidated Statements of Income
For the Three Months and the Year Ended December 31, 2018 and December 31, 2017
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUES:
Owned and leased hotels	$468	$523	$1,918	$2,184
Management, franchise, and other fees	145	131	552	498
Amortization of management and franchise agreement assets constituting payments to customers	(5)	(5)	(20)	(18)
Net management, franchise, and other fees	140	126	532	480
Other revenues	21	8	48	36
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	509	460	1,956	1,762
Total revenues	1,138	1,117	4,454	4,462
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	351	406	1,446	1,664
Depreciation and amortization	84	87	327	348
Other direct costs	25	11	48	31
Selling, general, and administrative	60	99	320	377
Costs incurred on behalf of managed and franchised properties	534	469	1,981	1,782
Direct and selling, general, and administrative expenses	1,054	1,072	4,122	4,202
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	(30)	10	(11)	45
Equity earnings from unconsolidated hospitality ventures	25	220	8	219
Interest expense	(19)	(19)	(76)	(80)
Gains on sales of real estate	3	176	772	236
Asset impairments	(4)	—	(25)	—
Other income (loss), net	(27)	10	(49)	42
INCOME BEFORE INCOME TAXES	32	442	951	722
(PROVISION) BENEFIT FOR INCOME TAXES	12	(229)	(182)	(332)
NET INCOME	44	213	769	390
NET INCOME AND ACCRETION ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—	(1)
NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$44	$213	$769	$389

EARNINGS PER SHARE - Basic
Net income	$0.41	$1.78	$6.79	$3.13
Net income attributable to Hyatt Hotels Corporation	$0.41	$1.78	$6.79	$3.12
EARNINGS PER SHARE - Diluted
Net income	$0.40	$1.75	$6.68	$3.09
Net income attributable to Hyatt Hotels Corporation	$0.40	$1.75	$6.68	$3.08

Basic share counts	108.6	120.2	113.3	124.8
Diluted share counts	110.2	122.1	115.1	126.3

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Reconciliation of Net Income Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
For the Three Months and the Year Ended December 31, 2018 and December 31, 2017
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change $	Change (%)	2018	2017	Change ($)	Change (%)
Net income attributable to Hyatt Hotels Corporation	$44	$213	$(169)	(79.2)%	$769	$389	$380	97.5%
Interest expense	19	19	—	(3.5)%	76	80	(4)	(5.1)%
Provision (benefit) for income taxes	(12)	229	(241)	(105.8)%	182	332	(150)	(45.3)%
Depreciation and amortization	84	87	(3)	(4.3)%	327	348	(21)	(6.4)%
EBITDA	135	548	(413)	(75.6)%	1,354	1,149	205	17.7%
Contra revenue	5	5	—	10.8%	20	18	2	12.5%
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(509)	(460)	(49)	(10.5)%	(1,956)	(1,762)	(194)	(11.0)%
Costs incurred on behalf of managed and franchised properties	534	469	65	13.7%	1,981	1,782	199	11.2%
Equity earnings from unconsolidated hospitality ventures	(25)	(220)	195	88.5%	(8)	(219)	211	95.9%
Stock-based compensation expense	1	3	(2)	(68.8)%	29	29	—	(0.1)%
Gains on sales of real estate	(3)	(176)	173	98.8%	(772)	(236)	(536)	(226.0)%
Asset impairments	4	—	4	NM	25	—	25	NM
Other (income) loss, net	27	(10)	37	368.9%	49	(42)	91	216.4%
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	13	14	(1)	(4.6)%	55	73	(18)	(23.9)%
Adjusted EBITDA	$182	$173	$9	5.0%	$777	$792	$(15)	(1.9)%

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
Total revenues	$1,138	$1,117	$21	1.7%	$4,454	$4,462	$(8)	(0.2)%
Add: Contra revenue	5	5	—	10.8%	20	18	2	12.5%
Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(509)	(460)	(49)	(10.5)%	(1,956)	(1,762)	(194)	(11.0)%
Adjusted revenues	$634	$662	$(28)	(4.4)%	$2,518	$2,718	$(200)	(7.4)%

Adjusted EBITDA Margin %	28.7%	26.2%	2.5%	30.9%	29.1%	1.8%

Adjusted EBITDA Margin % Change in Constant Currency	2.8%	1.9%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Reconciliation of Net Income Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to
Adjusted EBITDA Forecast
For the Year Ended December 31, 2019

No additional disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the forecast. The Company's outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.
(in millions)

	2019 Forecast Range
	Low Case	High Case
Net income attributable to Hyatt Hotels Corporation	$109	$147
Interest expense	79	78
Provision for income taxes	47	57
Depreciation and amortization	352	347
EBITDA	587	629
Contra revenue	21	21
Costs incurred on behalf of managed and franchised properties, net of revenues for the reimbursement of costs	80	70
Equity (earnings) losses from unconsolidated hospitality ventures	4	(1)
Stock-based compensation expense	35	35
Gains on sales of real estate and other	-	-
Asset impairments	-	-
Other (income) loss, net	(10)	(21)
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	63	67
Adjusted EBITDA	$780	$800

Adjusted EBITDA (as reported) % change, compared to prior year	—%	3%
Impact of foreign exchange	$(7)	$(2)
Adjusted EBITDA (in constant currency) % change, compared to prior year	1%	3%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings per Diluted Share and Net Income Attributable to Hyatt Hotels Corporation, to Earnings per Diluted Share, Adjusted for Special Items and Adjusted Net Income Attributable to Hyatt Hotels Corporation - Three Months Ended December 31, 2018 and December 31, 2017

(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Three Months Ended December 31,
		2018	2017
Net income attributable to Hyatt Hotels Corporation		$44	$213
Earnings per diluted share		$0.40	$1.75
Special items
Unrealized losses (a)	Other income (loss), net	26	2
Utilization of Avendra proceeds (b)	Costs incurred on behalf of managed and franchised properties; depreciation expense	14	—
Fund deficits (c)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	10	6
Transaction costs (d)	Other income (loss), net	8	—
Asset impairments (e)	Asset impairments	4	—
Realized losses	Other income (loss), net	1	—
Unconsolidated hospitality ventures gains (f)	Equity earnings from unconsolidated hospitality ventures	(27)	(221)
Gains on sales of real estate (g)	Gains on sales of real estate	(3)	(176)
Pre-condemnation income (h)	Other income (loss), net	—	(16)
Special items - pre-tax		33	(405)
U.S. tax reform impact (i)	Provision for income taxes	—	58
Income tax (provision) benefit for special items	Provision for income taxes	(8)	140
Total special items - after-tax		25	(207)
Special items impact per diluted share		$0.22	$(1.69)
Adjusted net income attributable to Hyatt Hotels Corporation		$69	$6
Earnings per diluted share, adjusted for special items		$0.62	$0.06
(a) Unrealized losses - During the fourth quarter of 2018 ("Q4 2018"), we recognized unrealized losses due to the change in fair value of our marketable securities, including certain equity securities due to the adoption of the financial instruments ASU. During the fourth quarter of 2017 ("Q4 2017"), we recognized unrealized losses on marketable securities, excluding the aforementioned equity securities.
(b) Utilization of Avendra proceeds - During Q4 2018, we recognized $14 million of expense related to the partial utilization of Avendra sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(c) Fund deficits - During Q4 2018 and Q4 2017, we recognized $10 million and $6 million of net deficits, respectively, on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.
(d) Transaction costs - During Q4 2018, we recognized $8 million of transaction costs related to the Two Roads Hospitality LLC acquisition.
(e) Asset impairments - During Q4 2018, we recognized a $4 million goodwill impairment charge.
(f) Unconsolidated hospitality ventures gains - During Q4 2018, we recognized a $28 million net gain in connection with the sale of our ownership interest in an unconsolidated hospitality venture. During Q4 2017, we recognized a gain of $217 million in conjunction with the sale of Avendra LLC, an equity method investment, to Aramark Corporation and gains of $4 million attributable to sales activity related to certain unconsolidated hospitality ventures.
(g) Gains on sales of real estate - During Q4 2018, we recognized a $4 million gain on the sale of a Hyatt House hotel. During Q4 2017, we recognized a $159 million gain on the sale of Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch and Royal Palms Resort and Spa and a gain of $17 million related to the sale of Hyatt Regency Monterey Hotel & Spa on Del Monte Golf Course.
(h) Pre-condemnation income - During Q4 2017, we recognized $16 million primarily related to pre-condemnation income for relinquishment of subterranean space at an owned hotel.
(i) U.S. tax reform impact - During Q4 2017, we recognized a deferred tax expense of $45 million as a result of a revaluation of our deferred tax assets at the revised corporate tax rate and a $13 million deemed repatriation tax expense.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings per Diluted Share and Net Income Attributable to Hyatt Hotels Corporation, to Earnings per Diluted Share, Adjusted for Special Items and Adjusted Net Income Attributable to Hyatt Hotels Corporation - Year Ended December 31, 2018 and December 31, 2017

(in millions, except per share amounts)

	Location on Consolidated Statements of Income	Year Ended December 31,
		2018	2017
Net income attributable to Hyatt Hotels Corporation		$769	$389
Earnings per diluted share		$6.68	$3.08
Special items
Gains on sales of real estate (a)	Gains on sales of real estate	(772)	(236)
Unconsolidated hospitality ventures gains (b)	Equity earnings from unconsolidated hospitality ventures	(40)	(223)
Pre-condemnation income (c)	Other income (loss), net	(4)	(18)
Fund (surpluses) deficits (d)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	(1)	10
Impairments (e)	Asset impairments; other income (loss), net	47	—
Unrealized losses (gains) (f)	Other income (loss), net	47	(1)
Utilization of Avendra proceeds (g)	Costs incurred on behalf of managed and franchised properties; depreciation expense	27	—
Unconsolidated hospitality ventures impairments (h)	Equity earnings from unconsolidated hospitality ventures	16	3
Transaction costs (i)	Other income (loss), net	10	4
Loss on extinguishment of debt (j)	Other income (loss), net	7	—
Realized losses (k)	Other income (loss), net	3	41
Cease use liability (l)	Other income (loss), net	—	21
Other (m)	Other income (loss), net	(3)	—
Special items - pre-tax		(663)	(399)
U.S. tax reform impact (n)	Provision for income taxes	1	58
Income tax benefit for special items	Provision for income taxes	121	140
Total special items - after-tax		(541)	(201)
Special items impact per diluted share		$(4.70)	$(1.59)
Adjusted net income attributable to Hyatt Hotels Corporation		$228	$188
Earnings per diluted share, adjusted for special items		$1.98	$1.49

(a) Gains on sales of real estate - During the year ended December 31, 2018 ("YTD 2018"), we recognized a $531 million gain on the portfolio sale of Andaz Maui at Wailea, Grand Hyatt San Francisco, and Hyatt Regency Coconut Point, a $238 million gain on the sale of shares of the entity which owns Hyatt Regency Mexico City, an investment in an unconsolidated hospitality venture, and adjacent land ("HRMC transaction"), and a $4 million gain on the sale of a Hyatt House hotel. During the year ended December 31, 2017 ("YTD 2017"), we recognized a $159 million gain on the sale of Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch and Royal Palms Resort and Spa. We also recognized $35 million, $26 million, and $17 million of gains on the sales of Hyatt Regency Louisville, Hyatt Regency Grand Cypress, and Hyatt Regency Monterey Hotel & Spa on Del Monte Golf Course, respectively.
(b) Unconsolidated hospitality ventures gains - During YTD 2018, we recognized net gains of $40 million attributable to sales activity related to certain unconsolidated hospitality ventures. During YTD 2017, we recognized a gain of $217 million in conjunction with the sale of Avendra LLC, an equity method investment, to Aramark Corporation and gains of $6 million attributable to sales activity related to certain unconsolidated hospitality ventures.
(c) Pre-condemnation income - During YTD 2018 and YTD 2017, we recognized $4 million and $18 million, respectively, primarily related to pre-condemnation income for relinquishment of subterranean space at an owned hotel.
(d) Fund (surpluses) deficits - During YTD 2018 and YTD 2017, we recognized $1 million net surplus and $10 million net deficit, respectively, on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.

(e) Impairments - During YTD 2018, we recognized a $22 million impairment charge related to an investment in an equity security without a readily determinable fair value, a $21 million goodwill impairment charge in connection with the HRMC transaction, and an additional $4 million goodwill impairment charge.
(f) Unrealized losses (gains) - During YTD 2018, we recognized unrealized losses due to the change in fair value of our marketable securities, including certain equity securities due to the adoption of the financial instruments ASU. During YTD 2017, we recognized unrealized gains on marketable securities, excluding the aforementioned equity securities.
(g) Utilization of Avendra proceeds - During YTD 2018, we recognized $27 million of expense related to the partial utilization of the aforementioned Avendra LLC sale proceeds for the benefit of our hotels.
(h) Unconsolidated hospitality ventures impairments - During YTD 2018 and YTD 2017, we recognized $16 million and $3 million of impairment charges, respectively.
(i) Transaction costs - During YTD 2018, we recognized $10 million of transaction costs primarily related to the Two Roads Hospitality LLC acquisition. During YTD 2017, we recognized $4 million of transaction costs.
(j) Loss on extinguishment of debt - During YTD 2018, we recognized a $7 million loss on extinguishment of debt for the redemption of our 2019 senior notes.
(k) Realized losses - During YTD 2018 and YTD 2017, we recognized realized losses of $3 million and $41 million, respectively, on the sale of marketable securities. During YTD 2017, Playa redeemed our preferred shares plus accrued and unpaid paid in kind dividends thereon for a full redemption of $290 million, resulting in $40 million of realized losses, which were the result of the difference between the fair value of the initial investment and the contractual redemption price.
(l) Cease-use liability - During YTD 2017, we recognized a $21 million cease use liability related to our previous corporate headquarters.
(m) Other - During YTD 2018, other includes insurance settlement income.
(n) U.S. tax reform impact - During YTD 2018, we finalized our U.S. tax reform analysis and recognized a $1 million net measurement period adjustment. During YTD 2017, we recognized a deferred tax expense of $45 million as a result of a revaluation of our deferred tax assets at the revised corporate tax rate and a $13 million deemed repatriation tax expense.

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended December 31,						Year Ended December 31,
	2018	2017	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)	2018	2017	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)
Owned and leased hotels total revenues	$461	$518	$(57)	(10.9)%	$(53)	(10.2)%	$1,889	$2,172	$(283)	(13.0)%	$(289)	(13.3)%
Americas management and franchising	99	91	8	8.9%	9	9.5%	400	380	20	5.2%	21	5.4%
ASPAC management and franchising	37	33	4	10.6%	5	13.4%	127	112	15	13.1%	14	12.3%
EAME/SW Asia management and franchising	22	20	2	5.9%	2	10.3%	80	69	11	14.9%	11	15.8%
Corporate and other	43	27	16	55.2%	16	55.2%	132	100	32	31.8%	28	31.8%
Eliminations (a)	(28)	(27)	(1)	(3.1)%	(1)	(3.8)%	(110)	(115)	5	5.0%	5	5.1%
Adjusted revenues	634	662	(28)	(4.4)%	(22)	(3.5)%	2,518	2,718	(200)	(7.4)%	(210)	(7.6)%

Adjusted EBITDA
Owned and leased hotels	$91	$94	$(3)	(1.8)%	$(3)	(1.3)%	$373	$417	$(44)	(10.5)%	$(45)	(10.6)%
Pro rata share of unconsolidated hospitality ventures	13	14	(1)	(4.6)%	—	(0.2)%	55	73	(18)	(23.9)%	(17)	(22.8)%
Total owned and leased hotels	104	108	(4)	(2.2)%	(3)	(1.2)%	428	490	(62)	(12.5)%	(62)	(12.4)%
Americas management and franchising	86	77	9	11.6%	10	12.3%	352	327	25	7.6%	26	7.8%
ASPAC management and franchising	23	22	1	1.7%	1	5.2%	78	70	8	10.9%	7	9.9%
EAME/SW Asia management and franchising	13	11	2	8.8%	3	15.0%	46	37	9	22.7%	10	24.7%
Corporate and other	(42)	(45)	3	3.9%	3	3.9%	(127)	(135)	8	5.8%	8	5.8%
Eliminations	(2)	—	(2)	NM	(2)	NM	—	3	(3)	(84.1)%	(3)	(84.1)%
Adjusted EBITDA	$182	$173	$9	5.0%	$12	6.8%	$777	$792	$(15)	(1.9)%	$(14)	(1.7)%

(a)
These intersegment eliminations represent management fee revenues and expenses related to our owned and leased hotels, revenues that are deferred under our loyalty program for stays at our owned and leased hotels, and promotional award redemption revenues and expenses related to our co-branded credit card.

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Locations

	Three Months Ended December 31,					Year Ended December 31,
	2018	2017	Change		Change (in constant $)	2018	2017	Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)
Comparable owned and leased hotels (33)
ADR	$233.67	$231.25	1.0%		1.7%	$230.32	$224.64	2.5%		2.2%
Occupancy	74.7%	73.7%	1.0%	pts		76.9%	75.9%	1.0%	pts
RevPAR	$174.53	$170.52	2.3%		3.0%	$177.18	$170.46	3.9%		3.6%

Managed and franchised hotels (# hotels; includes owned and leased hotels)
Americas
Full service hotels (157)
ADR	$209.05	$204.69	2.1%		2.9%	$208.96	$204.59	2.1%		2.5%
Occupancy	72.0%	71.6%	0.4%	pts		75.9%	75.4%	0.5%	pts
RevPAR	$150.45	$146.57	2.7%		3.4%	$158.67	$154.20	2.9%		3.3%

Select service hotels (323)
ADR	$134.94	$135.92	(0.7)%		(0.6)%	$139.52	$137.90	1.2%		1.2%
Occupancy	72.1%	74.4%	(2.3)%	pts		77.1%	77.7%	(0.6)%	pts
RevPAR	$97.30	$101.16	(3.8)%		(3.7)%	$107.60	$107.19	0.4%		0.4%

ASPAC
Full service hotels (76)
ADR	$208.97	$213.54	(2.1)%		0.5%	$205.77	$202.24	1.7%		0.9%
Occupancy	76.6%	75.4%	1.2%	pts		75.4%	73.3%	2.1%	pts
RevPAR	$160.04	$161.00	(0.6)%		2.1%	$155.13	$148.20	4.7%		3.8%

Select service hotels (5)
ADR	$79.66	$84.23	(5.4)%		(1.8)%	$84.72	$79.36	6.8%		4.0%
Occupancy	70.8%	73.0%	(2.2)%	pts		71.9%	71.6%	0.3%	pts
RevPAR	$56.43	$61.50	(8.2)%		(4.7)%	$60.92	$56.85	7.1%		4.4%

EAME/SW Asia
Full service hotels (69)
ADR	$181.00	$190.39	(4.9)%		(0.5)%	$187.68	$185.08	1.4%		2.1%
Occupancy	69.5%	67.3%	2.2%	pts		67.6%	64.6%	3.0%	pts
RevPAR	$125.73	$128.10	(1.8)%		2.7%	$126.83	$119.57	6.1%		6.8%

Select service hotels (11)
ADR	$89.68	$95.09	(5.7)%		(2.7)%	$93.10	$92.31	0.9%		(0.3)%
Occupancy	73.6%	73.1%	0.5%	pts		75.2%	72.5%	2.7%	pts
RevPAR	$65.97	$69.48	(5.0)%		(2.0)%	$69.98	$66.90	4.6%		3.4%

Comparable systemwide hotels (641)
ADR	$184.10	$183.83	0.1%		1.6%	$185.10	$181.62	1.9%		2.0%
Occupancy	72.5%	72.6%	(0.1)%	pts		75.2%	74.4%	0.8%	pts
RevPAR	$133.52	$133.40	0.1%		1.5%	$139.24	$135.18	3.0%		3.1%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable Locations

	Three Months Ended December 31,					Year Ended December 31,
	2018	2017	Change		Change (in constant $)	2018	2017	Change		Change (in constant $)
Managed and franchised hotels (# hotels; includes owned and leased hotels)
Park Hyatt (36)
ADR	$353.58	$360.54	(1.9)%		3.1%	$347.97	$336.58	3.4%		4.5%
Occupancy	69.8%	70.3%	(0.5)%	pts		69.8%	68.3%	1.5%	pts
RevPAR	$246.88	$253.58	(2.6)%		2.4%	$243.04	$229.73	5.8%		6.9%
Grand Hyatt (45)
ADR	$228.06	$230.97	(1.3)%		0.9%	$226.22	$223.99	1.0%		1.0%
Occupancy	77.4%	75.8%	1.6%	pts		77.3%	76.0%	1.3%	pts
RevPAR	$176.50	$175.17	0.8%		3.0%	$174.87	$170.21	2.7%		2.8%
Hyatt Regency (170)
ADR	$176.73	$175.49	0.7%		1.8%	$180.14	$177.02	1.8%		1.8%
Occupancy	70.8%	70.3%	0.5%	pts		73.6%	72.6%	1.0%	pts
RevPAR	$125.10	$123.40	1.4%		2.5%	$132.60	$128.57	3.1%		3.2%
Hyatt (13)
ADR	$186.23	$181.54	2.6%		4.6%	$185.84	$180.56	2.9%		3.8%
Occupancy	76.7%	76.4%	0.3%	pts		78.7%	76.8%	1.9%	pts
RevPAR	$142.86	$138.76	3.0%		5.0%	$146.26	$138.74	5.4%		6.3%
Andaz (17)
ADR	$318.32	$318.98	(0.2)%		1.2%	$310.97	$308.42	0.8%		0.3%
Occupancy	76.8%	71.2%	5.6%	pts		74.5%	68.0%	6.5%	pts
RevPAR	$244.32	$227.23	7.5%		9.0%	$231.59	$209.86	10.4%		9.8%

Hyatt Centric (15)
ADR	$232.86	$231.78	0.5%		1.2%	$228.91	$222.58	2.8%		3.3%
Occupancy	79.9%	78.6%	1.3%	pts		82.2%	81.2%	1.0%	pts
RevPAR	$185.94	$182.23	2.0%		2.8%	$188.17	$180.67	4.1%		4.6%
The Unbound Collection by Hyatt (6)
ADR	$213.34	$211.58	0.8%		1.8%	$210.80	$206.95	1.9%		1.9%
Occupancy	71.8%	69.5%	2.3%	pts		72.6%	69.4%	3.2%	pts
RevPAR	$153.23	$147.04	4.2%		5.2%	$152.94	$143.54	6.5%		6.5%
Hyatt Place (268)
ADR	$126.67	$128.46	(1.4)%		(1.1)%	$131.39	$129.97	1.1%		1.1%
Occupancy	70.8%	73.6%	(2.8)%	pts		76.0%	76.6%	(0.6)%	pts
RevPAR	$89.70	$94.54	(5.1)%		(4.8)%	$99.80	$99.57	0.2%		0.2%
Hyatt House (71)
ADR	$150.52	$150.77	(0.2)%		(0.1)%	$155.45	$153.63	1.2%		1.2%
Occupancy	77.0%	77.1%	(0.1)%	pts		80.6%	80.4%	0.2%	pts
RevPAR	$115.92	$116.27	(0.3)%		(0.3)%	$125.33	$123.51	1.5%		1.5%

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
Base management fees	$58	$52	$6	11.7%	$225	$202	$23	11.5%
Incentive management fees	43	40	3	6.6%	148	135	13	9.5%
Franchise fees	31	28	3	7.8%	127	114	13	10.3%
Other fee revenues	13	11	2	24.1%	52	47	5	11.4%
Management, franchise, and other fees	$145	$131	$14	10.3%	$552	$498	$54	10.7%

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
Management, franchise, and other fees	$145	$131	$14	10.3%	$552	$498	$54	10.7%
Contra revenue from management agreements	(3)	(3)	—	(8.6)%	(13)	(12)	(1)	(10.1)%
Contra revenue from franchise agreements	(2)	(2)	—	(14.6)%	(7)	(6)	(1)	(16.9)%
Net management, franchise, and other fees	$140	$126	$14	10.3%	$532	$480	$52	10.6%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: SG&A Expenses to Adjusted SG&A Expenses
Results of operations as presented on the consolidated statements of income include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings. SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
SG&A expenses	$60	$99	$(39)	(40.2)%	$320	$377	$(57)	(15.2)%
Less: rabbi trust impact	25	(8)	33	389.1%	9	(37)	46	123.8%
Less: stock-based compensation expense	(1)	(3)	2	68.8%	(29)	(29)	—	0.1%
Adjusted SG&A expenses	$84	$88	$(4)	(5.4)%	$300	$311	$(11)	(3.4)%

The table below provides a segment breakdown for Adjusted SG&A expenses.

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
Americas management and franchising	$13	$14	$(1)	(6.3)%	$48	$53	$(5)	(9.5)%
ASPAC management and franchising	15	11	4	27.3%	50	42	8	16.8%
EAME/SW Asia management and franchising	9	9	—	1.4%	34	32	2	5.6%
Owned and leased hotels	1	6	(5)	(76.5)%	15	21	(6)	(26.9)%
Corporate and other	46	48	(2)	(3.3)%	153	163	(10)	(5.5)%
Adjusted SG&A expenses	$84	$88	$(4)	(5.4)%	$300	$311	$(11)	(3.4)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a reconciliation of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the consolidated statements of income include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings. Below is a reconciliation of the margins excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$430	$423	$7	2.0%	$1,707	$1,643	$64	3.9%
Non-comparable owned and leased hotels	38	100	(62)	(62.3)%	211	541	(330)	(61.0)%
Owned and leased hotels revenues	$468	$523	$(55)	(10.4)%	$1,918	$2,184	$(266)	(12.2)%

Expenses
Comparable owned and leased hotels	$323	$327	$(4)	(1.1)%	$1,296	$1,269	$27	2.1%
Non-comparable owned and leased hotels	33	77	(44)	(57.3)%	152	387	(235)	(60.9)%
Rabbi trust impact	(5)	2	(7)	(367.9)%	(2)	8	(10)	(117.5)%
Owned and leased hotels expenses	$351	$406	$(55)	(13.5)%	$1,446	$1,664	$(218)	(13.1)%

Owned and leased hotels operating margin percentage	25.2%	22.5%		2.7%	24.6%	23.8%		0.8%

Comparable owned and leased hotels operating margin percentage	25.1%	22.7%		2.4%	24.1%	22.7%		1.4%

Hyatt Hotels Corporation
Net Gains (Losses) and Interest Income from Marketable Securities Held to Fund Rabbi Trusts
The table below provides a reconciliation of net gains (losses) and interest income from marketable securities held to fund rabbi trusts, all of which are completely offset within other line items on our consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset within our owned and leased hotels expenses for our hotel staff and to selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The table below shows the amounts recorded to the respective offsetting financial statement line item.
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	Change ($)	Change (%)	2018	2017	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$(25)	$8	$(33)	(389.1)%	$(9)	$37	$(46)	(123.8)%
Rabbi trust impact allocated to owned and leased hotels expense	(5)	2	(7)	(367.9)%	(2)	8	(10)	(117.5)%
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	$(30)	$10	$(40)	(385.3)%	$(11)	$45	$(56)	(122.7)%

Hyatt Hotels Corporation
Capital Expenditures Summary
(in millions)

	Three Months Ended December 31,		Year Ended December 31,

	2018	2017	2018	2017
Maintenance and technology	$34	$26	$81	$80
Enhancements to existing properties	40	49	137	166
Investment in new properties under development or recently opened	28	11	79	52
Total capital expenditures	$102	$86	$297	$298

Hyatt Hotels Corporation
Properties and Rooms by Geography
Owned and leased hotels (a)

	December 31, 2018		December 31, 2017		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Full service hotels
United States	22	13,440	23	13,641	(1)	(201)
Other Americas	2	795	3	1,548	(1)	(753)
ASPAC	1	615	1	601	—	14
EAME/SW Asia	8	1,591	9	1,933	(1)	(342)
Select service hotels
United States	1	171	2	320	(1)	(149)
Other Americas	2	293	—	—	2	293
EAME/SW Asia	1	330	1	330	—	—
Total full service and select service hotels	37	17,235	39	18,373	(2)	(1,138)

Wellness	3	410	3	399	—	11

Total owned and leased	40	17,645	42	18,772	(2)	(1,127)

(a) Figures do not include unconsolidated hospitality ventures or branded spas and fitness studios.

Hyatt Hotels Corporation
Properties and Rooms by Geography
Managed and franchised properties (includes owned and leased properties)

	December 31, 2018		December 31, 2017		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Americas
Full service hotels
United States managed	143	63,282	96	52,378	47	10,904
Other Americas managed	26	8,935	22	8,776	4	159
United States franchised	52	17,153	49	15,228	3	1,925
Other Americas franchised	5	828	3	408	2	420
Subtotal	226	90,198	170	76,790	56	13,408
Select service hotels
United States managed	48	6,917	55	7,802	(7)	(885)
Other Americas managed	10	1,476	9	1,335	1	141
United States franchised	320	44,069	288	39,806	32	4,263
Other Americas franchised	5	684	5	801	—	(117)
Subtotal	383	53,146	357	49,744	26	3,402
ASPAC
Full service hotels
ASPAC managed	102	33,570	80	29,173	22	4,397
ASPAC franchised	4	1,591	3	1,286	1	305
Subtotal	106	35,161	83	30,459	23	4,702
Select service hotels
ASPAC managed	23	3,903	15	2,533	8	1,370
Subtotal	23	3,903	15	2,533	8	1,370
EAME/SW Asia
Full service hotels
EAME managed	45	11,226	42	10,623	3	603
SW Asia managed	36	10,376	34	10,031	2	345
EAME franchised	5	967	2	148	3	819
SW Asia franchised	1	248	—	—	1	248
Subtotal	87	22,817	78	20,802	9	2,015
Select service hotels
EAME managed	7	1,309	6	997	1	312
SW Asia managed	9	1,222	8	1,137	1	85
EAME franchised	2	451	2	451	—	—
Subtotal	18	2,982	16	2,585	2	397
Total full service and select service hotels	843	208,207	719	182,913	124	25,294
Americas
All-inclusive
Other Americas franchised	6	2,401	6	2,401	—	—
Subtotal	6	2,401	6	2,401	—	—
Wellness
United States managed	3	410	3	399	—	11
Subtotal	3	410	3	399	—	11
Total managed and franchised (a)	852	211,018	728	185,713	124	25,305
Vacation ownership	16		16		—
Residential	21		20		1
Condominium ownership	10		—		10
(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or approximately 1,500 condominium ownership units.

Hyatt Hotels Corporation
Properties and Rooms by Brand

	December 31, 2018		December 31, 2017		Change
Brand	Properties	Rooms	Properties	Rooms	Properties	Rooms
Park Hyatt	39	7,337	40	7,594	(1)	(257)
Grand Hyatt	53	29,133	48	27,337	5	1,796
Hyatt Regency	192	84,137	183	80,995	9	3,142
Hyatt	13	2,421	18	3,365	(5)	(944)
Andaz	18	3,970	17	3,798	1	172
Hyatt Centric	25	4,929	18	3,653	7	1,276
The Unbound Collection by Hyatt (b)	15	4,532	7	1,309	8	3,223
Alila (c)	17	2,076	—	—	17	2,076
Destination (c)	24	5,931	—	—	24	5,931
Joie de Vivre (c)	14	2,281	—	—	14	2,281
Thompson (c)	9	1,429	—	—	9	1,429
Hyatt Place	331	46,491	302	42,430	29	4,061
Hyatt House	93	13,540	86	12,432	7	1,108
Total full service and select service hotels	843	208,207	719	182,913	124	25,294

Hyatt Ziva	4	1,860	4	1,860	—	—
Hyatt Zilara	2	541	2	541	—	—
Miraval	3	410	3	399	—	11
Total managed and franchised properties and rooms (a)	852	211,018	728	185,713	124	25,305

Hyatt Residence Club	16		16		—

(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or approximately 1,500 condominium units.
(b) Includes one property consisting of 241 rooms that was part of the Two Roads acquisition.
(c) Reflects a Two Roads property.

Hyatt Hotels Corporation
Owned and Leased Hotels Segment Mix by Market and Brand

Owned and Leased Hotels Segment Adjusted EBITDA Mix by Market

Region	% of 2018 Earnings (a)	Top 10 U.S. Markets (b)	% of 2018 Earnings (a)	Top 5 International Markets	% of 2018 Earnings (a)
Americas	89%	Orlando, FL	19%	Mexico	5%
EAME/SW Asia	8%	San Antonio, TX	11%	Aruba	4%
ASPAC	3%	New York, NY	9%	Switzerland	3%
		Austin, TX	8%	Korea	3%
		Atlanta, GA	8%	United Kingdom	2%
		Lake Tahoe, NV	5%
		Los Angeles-Long Beach, CA	4%
		San Francisco/San Mateo, CA	3%
		Miami-Hialeah, FL	3%
		Chicago, IL	3%
		Total Top 10	73%	Total Top 5	17%
		Other U.S.	8%	Other International	2%
Total	100%	Total U.S.	81%	Total International	19%

Owned and Leased Hotels Segment Adjusted EBITDA Mix by Brand

Brand	% of 2018 Earnings (a)
Park Hyatt, Grand Hyatt, Andaz	31%
Hyatt Regency, Hyatt Centric, The Unbound Collection by Hyatt	68%
Hyatt Place, Hyatt House	1%
Total	100%

(a) Earnings represent 2018 owned and leased hotels segment Adjusted EBITDA of $373 million, excluding our pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(b) Markets are defined according to STR market definitions.

Hyatt Hotels Corporation
Pipeline Approximate Mix
(Pipeline: approximately 445 Hotels or approximately 89,000 Rooms)

	December 31, 2018
	Approx. Hotels	Approx. Rooms
Region
Americas	195	30,000
ASPAC	140	36,000
EAME/SW Asia	110	23,000
Total	445	89,000

Market
U.S.	150	23,000
China	100	27,000
India	35	6,000
Canada	20	3,000
Saudi Arabia	10	3,000
Other	130	27,000
Total	445	89,000

Brand
Park Hyatt, Grand Hyatt, Andaz	65	19,000
Hyatt Regency	75	21,000
Hyatt, Hyatt Centric	40	9,000
The Unbound Collection by Hyatt, Hyatt Ziva, Hyatt Zilara	15	3,000
Hyatt Place, Hyatt House	215	32,000
Alila, Thompson, Tommie, Joie de Vivre, Destination	35	5,000
Total	445	89,000

Ownership / Contract Type
Owned, Leased and Unconsolidated Hospitality Ventures	15	3,000
Managed	270	62,000
Franchised	160	24,000
Total	445	89,000

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
For the Three Months Ended December 31, 2018
($ in millions)

	Rooms	Transaction / Opening Date	Three Months Ended December 31, 2018 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Royal Palms Resort and Spa, part of The Unbound Collection by Hyatt	119	4Q17
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch	493	4Q17
Hyatt Regency Monterey Hotel & Spa on Del Monte Golf Course	550	4Q17
Andaz Maui at Wailea Resort	301	1Q18
Grand Hyatt San Francisco	668	1Q18
Hyatt Regency Coconut Point Resort and Spa (a)	454	1Q18
Grand Hyatt Berlin (b)	342	1Q18
Hyatt Regency Mexico City	755	3Q18
Hyatt House Irvine / John Wayne Airport	149	4Q18
Total Owned and Leased Hotels Dispositions			$(19)

Joint Venture
Hyatt Place Minneapolis / Eden Prairie	126	4Q17
Hyatt Place Washington DC / Georgetown / West End	168	4Q17
The Bellevue Hotel	172	1Q18
Hyatt House Boston / Waltham	135	2Q18
Hyatt Place São José do Rio Preto	152	2Q18
Hyatt Place Macaé	141	2Q18
Hyatt Place Fair Lawn / Paramus	143	3Q18
Hyatt Place La Paz	151	3Q18
Hyatt Place Ciudad del Carmen	140	3Q18
Hyatt Place San Juan / City Center	149	3Q18
Hyatt Regency Minneapolis	645	4Q18
Total Unconsolidated Hospitality Venture Hotels Dispositions (c) (d)			$(3)

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(22)

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
For the Three Months Ended December 31, 2018
($ in millions)

	Rooms	Transaction / Opening Date	Three Months Ended December 31, 2018 Adjusted EBITDA Impact
Acquisitions or Openings
Owned and Leased Hotels
Hyatt House Irvine / John Wayne Airport	149	4Q17
Hyatt Place São José do Rio Preto	152	2Q18
Hyatt Place Macaé	141	2Q18
Hyatt Regency Phoenix	693	3Q18
Hyatt Regency Indian Wells Resort & Spa	530	3Q18
Total Owned and Leased Hotels Acquisitions or Openings			$5

Joint Venture
Hyatt Place Macaé	141	1Q18
Hyatt Place Glendale / Los Angeles	179	3Q18
Hyatt House Nashville at Vanderbilt	201	4Q18
Hyatt Regency Bali	363	4Q18
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (c) (e)			NM

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$5

Year-over-Year Net Impact of Dispositions, Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$(17)

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
For the Twelve Months Ended December 31, 2018
($ in millions)

	Rooms	Transaction / Opening Date	Twelve Months Ended December 31, 2018 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Hyatt Regency Grand Cypress	779	2Q17
Hyatt Regency Louisville	393	2Q17
Royal Palms Resort and Spa, part of The Unbound Collection by Hyatt	119	4Q17
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch	493	4Q17
Hyatt Regency Monterey Hotel & Spa on Del Monte Golf Course	550	4Q17
Andaz Maui at Wailea Resort	301	1Q18
Grand Hyatt San Francisco	668	1Q18
Hyatt Regency Coconut Point Resort and Spa (a)	454	1Q18
Grand Hyatt Berlin (b)	342	1Q18
Hyatt Regency Mexico City	755	3Q18
Hyatt House Irvine / John Wayne Airport	149	4Q18
Total Owned and Leased Hotels Dispositions			$(86)

Joint Venture
Hyatt Place Phoenix / Gilbert	127	1Q17
Playa Hotels & Resorts (six all-inclusive hotels)	2,401	1Q17
Hyatt Place Minneapolis / Eden Prairie	126	4Q17
Hyatt Place Washington DC / Georgetown / West End	168	4Q17
The Bellevue Hotel	172	1Q18
Hyatt House Boston / Waltham	135	2Q18
Hyatt Place São José do Rio Preto	152	2Q18
Hyatt Place Macaé	141	2Q18
Hyatt Place Fair Lawn / Paramus	143	3Q18
Hyatt Place La Paz	151	3Q18
Hyatt Place Ciudad del Carmen	140	3Q18
Hyatt Place San Juan / City Center	149	3Q18
Hyatt Regency Minneapolis	645	4Q18
Total Unconsolidated Hospitality Venture Hotels Dispositions (c) (d)			$(22)

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(108)

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
For the Twelve Months Ended December 31, 2018
($ in millions)

	Rooms	Transaction / Opening Date	Twelve Months Ended December 31, 2018 Adjusted EBITDA Impact
Acquisitions or Openings
Owned and Leased Hotels
Hyatt House Irvine / John Wayne Airport	149	4Q17
Hyatt Place São José do Rio Preto	152	2Q18
Hyatt Place Macaé	141	2Q18
Hyatt Regency Phoenix	693	3Q18
Hyatt Regency Indian Wells Resort & Spa	530	3Q18
Total Owned and Leased Hotels Acquisitions or Openings			$6

Joint Venture
Hyatt Regency Andares Guadalajara	257	1Q17
Hyatt Place Macaé	141	1Q18
Hyatt Place Glendale / Los Angeles	179	3Q18
Hyatt House Nashville at Vanderbilt	201	4Q18
Hyatt Regency Bali	363	4Q18
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (c) (e)			$1

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$7

Year-over-Year Net Impact of Dispositions, Acquisitions and Openings to Owned and Leased Segment Adjusted EBITDA			$(101)

(a) Includes a business interruption settlement in 2017.
(b) Relates to a hotel conversion from leased to managed.
(c) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(d) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(e) Includes the opening of a hotel by the venture or the Company's acquisition of an equity interest in the venture.